EXHIBIT 11.1

Nitar Tech Corp. And Subsidiary

CALCULATION OF EARNINGS PER SHARE

NITAR TECH CORP. AND SUBSIDIARIES

                                                   QUARTER ENDED OCTOBER 31,
                                                    2005               2004
                                                -------------------------------
Basic & Diluted Earnings per Share

Net Income (Loss)                               $    (36,569)      $     38,811
                                                ------------       ------------
Weighted average common shares outstanding        11,051,118         10,522,366
                                                ------------       ------------
Income (Loss) per common share                  $       0.00       $       0.00
                                                ------------       ------------

                                                      YEAR ENDED JULY 31,
                                                    2005               2004
                                                -------------------------------
Basic & Diluted Earnings per Share

Net Income (Loss)                               $   (105,790)      $     38,811
                                                ------------       ------------
Weighted average common shares outstanding        10,633,464          7,096,805
                                                ------------       ------------
Income (Loss) per common share                  $      (0.01)      $       0.01
                                                ------------       ------------